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                                                                    EXHIBIT 23.5

                   Consent of Lamn, Krielow, Dytrych & Co.

      We consent to the inclusion in the Registration Statement of SpectraSite Holdings, Inc. on Form S-4 (which includes the proxy statement of Westower Corporation) of our report dated February 11, 1998, except for Note 4, as to which the date is August 12, 1998, relating to the financial statements of MJA Communications Corp. and to the references to our firm in the prospectus.

/s/ LAMN, KRIELOW, DYTRYCH & CO.
Certified Public Accountants
August 9, 1999